Exhibit 107
Calculation of Filing Fee Tables

S-8
(Form Type)

SPACE EXPLORATION TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.001 per share, issuable pursuant to the exercise of options outstanding under the Anysphere, Inc. 2023 Stock Option and Grant Plan (the "Cursor Plan")	Rule 457(a)	44,609,960	$1.65	$73,606,434.00	0.000087	$6,403.76
2	Equity	Class A Common Stock, par value $0.001 per share, issuable pursuant to restricted stock units ("RSUs") outstanding under the Cursor Plan	Rule 457(a)	26,327,982	$144.85	$3,813,608,192.70	0.000087	$331,783.91

3	Equity	Class A Common Stock, par value $0.001 per share, issuable pursuant to the exercise of options outstanding under the Screenplay Studios Inc. 2020 Equity Incentive Plan (the "Screenplay Studios Plan")	Rule 457(a)	114,593	$6.86	$786,107.98	0.000087	$68.39
4	Equity	Class A Common Stock, par value $0.001 per share	Rule 457(a)	23,637,224	$144.85	$3,423,851,896.40	0.000087	$297,875.11
	Total Offering Amounts:					$7,311,852,631.08		$636,131.17
	Total Fee Offsets:							$0.00
	Net Fee Due:							$636,131.17
Offering Note
1    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall cover any additional shares of Class A Common Stock, par value $0.001 per share (the “Common Stock”), of Space Exploration Technologies Corp. (the “Registrant”), as may become issuable under options outstanding under the Cursor Plan by reason of any stock splits, stock dividends, recapitalizations or similar transactions pursuant to the terms of the Cursor Plan. The proposed maximum aggregate offering price has been calculated pursuant to Rule 457(h) of the Securities Act, based on the weighted-average exercise price of such options outstanding of $1.65 per share.
2    Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock as may become issuable under RSUs outstanding under the Cursor Plan by reason of any stock splits, stock dividends, recapitalizations or similar transactions pursuant to the terms of the Cursor Plan. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, based on the average of the high and low sales price of the Common Stock of $144.85 per share, as reported on the Nasdaq Stock Market LLC and Nasdaq Texas, LLC (collectively, “Nasdaq”) on October 15, 2026.

3    Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall cover any additional shares of Common Stock as may become issuable under options outstanding under the Screenplay Studios Plan by reason of any stock splits, stock dividends, recapitalizations or similar transactions pursuant to the terms of the Screenplay Studios Plan. The proposed maximum aggregate offering price has been calculated pursuant to Rule 457(h) of the Securities Act, based on the weighted-average exercise price of such options outstanding of $6.86 per share.
4    Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that may become issuable with respect to the securities identified in this row by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock. Represents (i) shares of Common Stock issued pursuant to the settlement of RSUs or exercise of options under the Cursor Plan and the Screenplay Studios Plan and (ii) shares of Common Stock originally issued as restricted stock under revest agreements between the applicable holder and Anysphere, Inc. or the Registrant. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based on the average of the high and low sales price of the Common Stock of $144.85 per share, as reported on Nasdaq on October 15, 2026.

Table 2: Fee Offset Claims and Sources									☒ Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources